For the semi-annual period ended 3/31/98
File number 811-08167

     SUB-ITEM 77 0

     EXHIBITS

     Transactions Effected Pursuant to Rule 10f-3

I.

1.   Name of Issuer
        AMRESCO

2.   Date of Purchase
        2/23/98

3.   Number of Securities Purchased
          23,200

4.   Dollar Amount of Purchase
        $696,000

5.   Price Per Unit
          $30.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased:

     Credit Suisse First Boston
     Morgan Stanley Dean Witter
     Piper Jaffray, Inc.
     Prudential Securities Incorporated
     The Robinson-Humphrey Company